SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 7, 2010 (September 3, 2010)

Date of Report (Date of earliest event reported)

INERGY HOLDINGS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-34663	43-1792470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September 3, 2010, Inergy Midstream, LLC, a wholly-owned subsidiary of Inergy, L.P. (the “Partnership”) (each of which is an indirect subsidiary of Inergy Holdings, L.P.) entered into a Purchase and Sale Agreement with TP Gas Holding LLC whereby Inergy Midstream, LLC will acquire all of the equity interests in Tres Palacios Gas Storage LLC (“Tres Palacios”) for $725 million in cash, plus reimbursement of certain capital expenditures and subject to customary net working capital adjustments. Tres Palacios is the owner and operator of a salt dome gas storage facility located in Matagorda County, Texas, and related pipeline assets. The acquisition is subject to antitrust clearance and customary closing conditions. There can be no assurance that all of the conditions to closing in the Purchase and Sale Agreement will be met.

The obligation of Inergy Midstream, LLC to consummate the acquisition of Tres Palacios is not conditioned on the receipt of financing. In connection with the proposed transaction, on September 3, 2010, the Partnership obtained a commitment letter (the “Bridge Commitment”) with WF Investment Holdings, LLC, Well Fargo Securities, LLC, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, and Barclays Capital, the investment banking division of Barclays Bank PLC for a senior unsecured bridge facility of up to $700 million (the “Bridge Facility”), which will expire on November 26, 2010 or upon the earlier consummation or termination of the Purchase and Sale Agreement. Additionally, on September 3, 2010, the Partnership obtained a commitment letter with Wells Fargo Bank, National Association and Wells Fargo Securities, LLC (collectively, “Wells Fargo”) (the “Backstop Commitment”) wherein Wells Fargo agreed to provide an additional commitment under the credit agreement dated November 24, 2009 among the Partnership, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders from time to time party thereto (the “Credit Agreement”) to purchase commitments from the Partnership’s existing lenders in an amount sufficient to ensure that the Partnership has the required lender vote to approve certain amendments to the Credit Agreement necessary for the acquisition and the Bridge Facility.

The description of the Purchase and Sale Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase and Sale Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated herein by reference.

On September 3, 2010, the Partnership and Inergy Holdings, L.P. (“Holdings”) entered into a First Amended and Restated Agreement and Plan of Merger (the “merger agreement”), as part of a plan to simplify their capital structures. In connection with the transactions contemplated by the merger agreement (the “Merger Transactions”), the incentive distribution rights (“IDRs”) in the Partnership held by Holdings will be cancelled. Although the Partnership fully expects to consummate the Merger Transactions in the fourth calendar quarter of 2010, the merger agreement is subject to closing conditions and termination rights. Accordingly, there can be no assurance that the Merger Transactions will be consummated. In the event the Merger Transactions do not close for any reason, in order to enhance the Partnership’s distribution coverage ratio in connection with the Tres Palacios acquisition, Holdings has agreed to a permanent $7.5 million annual reduction (ratable over each quarterly distribution payment) in the amount of distributions with respect to the IDRs made by the Partnership to Holdings (the “IDR Reduction”). The IDR Reduction would only become effective beginning with the payment of the first quarterly distribution following the termination of the merger agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 7, 2010, the Partnership and Inergy Holdings, L.P. issued a press release related to this event. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Other Exhibits

(a) Financial statements of businesses acquired.

Tres Palacios Gas Storage LLC

Financial Statements

December 31, 2009

INDEPENDENT AUDITORS’ REPORT

To the Member of

Tres Palacios Gas Storage LLC

We have audited the accompanying balance sheet of Tres Palacios Gas Storage LLC (the “Company”) as of December 31, 2009, and the related statement of operations, changes in member’s equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tres Palacios Gas Storage LLC as of December 31, 2009, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
June 16, 2010, except for second and third paragraphs of Note 9 as to which the date is September 6, 2010

Tres Palacios Gas Storage LLC

Balance Sheet

December 31, 2009

ASSETS

Current assets
Cash	$2,452,976
Accounts receivable	6,828,121
Prepaid expenses	3,199,322

Total current assets	12,480,419

Restricted cash	6,576,882

Property, plant and equipment
Land	818,468
Plant and equipment, net	339,626,994

Total property, plant and equipment	340,445,462

Other asset
Deferred financing costs, net	4,827,027

Total assets	$364,329,790

LIABILITIES AND MEMBER’S EQUITY

Current liabilities
Accounts payable	$10,093,160
Deferred revenue, current portion	3,200,693
Note payable, current portion	1,500,000
Other current liabilities	179,806

Total current liabilities	14,973,659

Long-term liabilities
Deferred revenue, net of current portion	2,453,251
Note payable, net of current portion	127,055,000

Total long-term liabilities	129,508,251

Member’s equity
Contributed capital	220,250,000
Accumulated deficit	(402,120)

Total member’s equity	219,847,880

Total liabilities and member’s equity	$364,329,790

See accompanying notes to financial statements.

Tres Palacios Gas Storage LLC

Statement of Operations

Year ended December 31, 2009

Revenues
Storage of natural gas	$40,830,947
Wheeling of natural gas and other	553,894

Total revenues	41,384,841

Operating expenses
Depreciation	8,035,961
Plant expenses	2,079,076
Lease operating	3,518,846
Management fees	2,500,000
Property taxes	1,510,518
Fuel cost	1,682,272
Insurance	589,069
General and administrative expenses	828,983
Other	498,833

Total operating expenses	21,243,558

Income from operations	20,141,283

Other income (expense)
Interest income	66,966
Interest expense	(8,350,527)
Loss on sale of base gas	(2,184,400)
Amortization of deferred financing costs	(972,973)

Total other expense, net	(11,440,934)

Net income	$8,700,349

See accompanying notes to financial statements.

Tres Palacios Gas Storage LLC

Statement of Changes in Member’s Equity

	Year ended December 31, 2009
	Contributed Capital	Accumulated Deficit	Total Member’s Equity
Balances, January 1, 2009	183,775,000	(9,102,469)	174,672,531
Contributed capital	44,750,000		44,750,000
Capital distributions	(8,275,000)		(8,275,000)
Net income		8,700,349	8,700,349

Balances, December 31, 2009	$220,250,000	$(402,120)	$219,847,880

See accompanying notes to financial statements.

Tres Palacios Gas Storage LLC

Statement of Cash Flows

Year ended December 31, 2009

Cash flows from operating activities
Net income	$8,700,349
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,035,961
Amortization of deferred financing costs	972,973
Loss on sale of base gas	2,184,400
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Accounts receivable	(6,176,703)
Prepaid expenses	(2,553,225)
Accounts payable	(10,027,817)
Deferred revenue	5,653,944
Other current liabilities	(1,770,189)

Net cash provided by operating activities	5,019,693

Cash flows from investing activities
Capital expenditures	(44,359,786)
Proceeds from sale of plant and equipment	20,591,755
Security deposit	800,000
Restricted cash	(2,725,823)

Net cash used in investing activities	(25,693,854)

Cash flows from financing activities
Principal payments of note payable	(21,445,000)
Capital contributions	44,750,000
Capital distributions	(8,275,000)

Net cash provided by financing activities	15,030,000

Net decrease in cash	(5,644,161)

Cash, beginning of year	8,097,137

Cash, end of year	$2,452,976

Supplemental disclosures of cash flow:
Cash paid during the year for interest	$8,231,660

Supplemental disclosures of non-cash financing and investing activities:
Payables related to capital expenditures	$6,770,646

See accompanying notes to financial statements.

Tres Palacios Gas Storage LLC

Notes to Financial Statements

December 31, 2009

1.	Organization and business operations

Tres Palacios Gas Storage LLC (the “Company”), a Delaware limited liability company, was formed on November 16, 2006 and was in the development stage through September 30, 2008. The year ended December 31, 2008 was the first year during which the Company was considered an operating company. The Company was formed with the intent to develop a new underground salt cavern natural gas storage facility (the “Facility”) in Matagorda County, Texas. The Company’s sole member is NGS Energy, LP (“NGS”) (previously NGS Energy Fund, LP prior to a name change on February 15, 2008) a Delaware limited partnership. NGS’s limited partner is Centaurus Energy Master Fund, LP (“Centaurus”), a Delaware limited partnership and its general partner is Westport Energy Advisors LLC (“Westport”), a Connecticut limited liability company.

All of the Company’s capital was contributed by NGS. All of NGS’s capital has been contributed by Centaurus. Pursuant to an agreement executed at the formation of NGS, Centaurus will provide capital necessary to construct the Facility.

Pursuant to the Certificate of Formation, no Member nor any of its affiliates is liable to the Company or any other Member for any of its acts or omissions in connection with the conduct of the affairs of the Company.

The Company is currently in operations with the first two of three salt caverns developed for use as high performance natural gas storage and for hub services with 27 billion cubic feet (“Bcf”) of working gas capacity and 12 Bcf of base gas. In May 2010, the Company entered into an agreement which grants the rights to an additional salt cavern. Once the incremental two caverns have been completed, the planned working gas capacity of the Facility will be 47.9 Bcf. The Facility, located in Matagorda County, Texas is utilizing existing underground salt caverns on the Markham Dome. The current facility design is permitted for up to 48,000 horsepower of compression, providing customers commercial flexibility, with a maximum daily withdrawal rate of 2.5 Bcf and a maximum daily injection rate of 1.0 Bcf. The Facility is a Federal Energy Regulatory Commission (“FERC”) regulated facility, which means it, does not undertake commodity risk, does not compete with its customers and is a pure service provider.

The Company has received approval from the FERC for twelve pipeline interconnections on thirteen gas pipeline systems. The header system includes 41.72 miles of looped bi-directional pipeline and is connected to ten interstate and intrastate pipeline systems.

Through its six interstate interconnections, the Facility has access to major downstream markets along the entire Atlantic seaboard, Northeast and Midwest. In addition, through four intrastate interconnections the Facility has access to gas-fired generation, industrials and utilities in Southeastern Texas. Due to its deliverability, connectivity, multi-cycle and load-follow capabilities, the Facility is able to meet peak demand driven by gas-fired power generation. A number of gas-fired power generation facilities (with over 5,900 megawatt (“MW”) of capacity) are located near the Facility and along the pipelines directly connected to the Facility.

Tres Palacios Gas Storage LLC

Notes to Financial Statements

December 31, 2009

2.	Summary of significant accounting policies

Basis of presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in conformity with accounting principles generally accepted in the United States of America.

These financial statements were approved by management and available for issuance on June 16, 2010, except for the second and third paragraphs of Note 9 as to which the date is September 6, 2010. Subsequent events have been evaluated through these dates.

Accounts Receivable

The Company carries its accounts receivable at cost less any allowance for doubtful accounts as deemed necessary. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts if deemed necessary, based on collections and current credit conditions. At December 31, 2009 the Company did not recognize an allowance for doubtful accounts.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Additions and improvements to the assets under construction are capitalized. Property, plant and equipment consist primarily of surface equipment and pipelines necessary to operate the Facility. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, estimated to be 40 years. Depreciation began in October 2008, as the Facility became operational with the commissioning of its first underground salt-dome cavern.

Base gas is the volume of gas needed to maintain the necessary pressure to allow efficient operation of the Facility. Management has determined the base gas to be recoverable and is considered a component of the Facility. This gas is not depreciated because it is expected to be recovered and sold. As of December 31, 2009 the base gas is fully recoverable and had a cost basis of approximately $18.8 million.

Based on the pressure requirement for the various caverns, the Company purchases or sells base gas as deemed necessary. Base gas injections into storage are priced at the purchase cost at the time of injection and withdrawals from storage are priced at the weighted average price with the corresponding gain or loss being recorded in the statement of operations. During the year ended December 31, 2009 a loss of approximately $2.2 million was recorded and included on the accompanying statement of operations. The 2009 loss strictly pertains to selling of domestic base gas that was replaced with foreign base gas recorded at cost as originally planned for in the utilization of the Company’s foreign trade zone.

Tres Palacios Gas Storage LLC

Notes to Financial Statements

December 31, 2009

2.	Summary of significant accounting policies (continued)

Impairment of Long-Lived Assets

In accordance with generally accepted accounting principles (“GAAP”), long-lived assets, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. If an impairment indicator is present, the Company evaluates recoverability by a comparison of the carrying amount of the assets to future undiscounted net cash flows expected to be generated by the assets. If the assets are impaired, the impairment recognized is measured by the amount by which the carrying amount exceeds the estimated fair value of the assets. There was no impairment of long-lived assets recorded during the year ended December 31, 2009.

Income Taxes

The Company is a limited liability company and is generally not subject to federal or state income taxes. Income taxes are the responsibility of the member, with earnings of the Company included in the member’s income tax returns.

In accordance with GAAP, the Company is required to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized could result in the Company recording a tax liability that would reduce member’s equity. This policy also provides guidance on thresholds, measurement, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition that is intended to provide better financial statement comparability among different entities. It must be applied to all existing tax positions upon initial adoption and the cumulative effect, if any, is to be reported as an adjustment to member’s equity as of January 1, 2009. The Company is subject to income tax examinations by major taxing authorities for all tax years since inception. Based on its analysis, the Company has determined that the adoption of this policy did not have a material impact on the Company’s financial statements for the year ended December 31, 2009. However, management’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

Revenue Recognition

Revenues from the storage and wheeling of natural gas are recognized when the service is provided. Revenues related to these services provided, but not yet billed are estimated intra-month, simultaneously with the service. These estimates are generally based on contract data, regulatory information and preliminary throughput and allocation measurements. Final bills for the current month are billed and collected in the following month.

Deferred Revenue

Tres Palacios Gas Storage LLC

Notes to Financial Statements

December 31, 2009

2.	Summary of significant accounting policies (continued)

Amounts received prior to satisfying the revenue recognition criteria for the contract are recorded as deferred revenue and grouped within liabilities on the accompanying balance sheet, with deferred revenue to be recognized beyond one year being classified as long-term liabilities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fuel Cost

Gas consumed to operate leased or facility equipment is expensed as fuel cost. For the year ended December 31, 2009, fuel cost related to the injection and withdrawal of storage customer gas was approximately $851,000 and fuel cost related to the injection and withdrawal of base gas was approximately $831,000.

3.	Restricted cash

As provided by the Note agreement between the Company and Centaurus executed in October 2008, cash has been segregated in a debt reserve account as collateral for the loan, and can only be withdrawn from the account with the approval of Centaurus. As of December 31, 2009 the balance in the reserve account is approximately $5.6 million.

As provided by the letter of credit agreements between the Company and Citigroup, cash has been segregated in irrevocable letters of credit for various vendors in the ordinary course of business. The total balance segregated in letters of credit as of December 31, 2009 is approximately $1.0 million.

4.	Concentration of credit risk

From time to time, the Company will maintain cash balances in a financial institution that may exceed the Federal Deposit Insurance Corporation (“FDIC”) coverage of $250,000. The $250,000 insurance limit has been extended through December 31, 2013, after which it will reset to $100,000 for all deposit accounts (excluding retirement accounts). The Company has not experienced any losses in such accounts and believes it is not subject to any significant credit risk on cash.

5.	Major customers

The Company generated revenues, which comprised greater than 10% of total revenues, from two major customers during the year ended December 31, 2009, aggregating approximately $12 million. Accounts receivable from these customers amounted to approximately $1.2 million as of December 31, 2009. Subsequent to year end, all receivables have been collected in their entirety.

Tres Palacios Gas Storage LLC

Notes to Financial Statements

December 31, 2009

6.	Related party transactions

Although the Company has field employees, some services related to the construction and operations of the Facility were provided by NGS and Westport. These services were billed to the Company, pursuant to a service agreement that was put in place during the fourth quarter of 2008. In accordance with the agreement, NGS and Westport provide project development, commercial management and field operation services to the Company for an annual fee of $2.5 million. Therefore, the financial statements are not indicative of the operations with no related parties. As of December 31, 2009 there were no outstanding fees related to this service agreement.

During the course of 2009, the Company engaged in transactions with a related party in which $1.5 million and $1.7 million of equipment were purchased and sold (at no gain or loss), respectively. There were no outstanding balances related to these transactions as of December 31, 2009.

In 2009, the Company entered into a series of contracts to provide storage and loan services to Centaurus. The aggregate amount of revenue earned in relation to these contracts was approximately $3.2 million for the year ended December 31, 2009. In 2009, the Company also entered into a series of transactions for purchase and sale of base gas with Centaurus. The aggregate amount of purchases and sales for the year ended December 31, 2009, was approximately $0.3 million and $3.8 million, respectively. The Company realized a net gain of approximately $0.3 million from these sales, which is included in the loss on sale of base gas in the accompanying 2009 statement of operations.

At December 31, 2009, the Company had outstanding fees receivable from Westport Energy Holding LLC (an affiliate) in the amount of approximately $376,000 for services provided during the year ended December 31, 2009 and is included in prepaid expenses on the accompanying balance sheet.

In October 2008, the Company entered into a long-term loan (the “Note”) with Centaurus in the amount of $150 million. The Note is collateralized by the assets of the Company and calls for a variable interest rate based on the London Interbank Offered Rate (LIBOR) plus 500 basis points. Minimum principal payments are due each quarter in the amount of $375,000, which amounts to $1,500,000 per annum, plus any accrued interest through the maturity date of the note, which is December 31, 2014. The note allows for voluntary prepayments as defined in the agreement. The Company made prepayments in the amount of $19.9 million during the year ended December 31, 2009. In addition, there are mandatory prepayment clauses which would accelerate payments if certain benchmarks are reached by the Company as defined in the agreement, none of which have been met as of December 31, 2009. The Note agreement also contains certain financial covenants, all of which were met by the Company at December 31, 2009. The cost of financing the Note has been deferred over the term of the Note.

Aggregate future minimum principal payments subsequent to December 31, 2009 are as follows:

Year ending December 31,
2010	$1,500,000
2011	1,500,000
2012	1,500,000
2013	1,500,000
2014	122,555,000

$128,555,000

Tres Palacios Gas Storage LLC

Notes to Financial Statements

December 31, 2009

7.	Property, plant and equipment

The components of property, plant and equipment as of December 31, 2009 were as follows:

Property, plant and equipment	$349,523,688
Less accumulated depreciation	9,896,694

$339,626,994

Depreciation expense was $8,035,961 for the year ended December 31, 2009.

8.	Commitments and contingencies

Through a sublease with Matagorda Gas Storage, LLC (“MGS”), the Company has leased the four caverns for a tenure of 30 years (with two 20-year renewal options at the Company’s discretion). Each cavern has an associated contract fee for the annual sublease from MGS based on the percentage of working gas capacity multiplied by a lease payment factor. The contract fee for each cavern commences seven months after the applicable cavern commences commercial operations.

At December 31, 2009, the future commitments under this lease (excluding the option periods) for all caverns are as follows:

Year ending December 31,
2010	$7,865,000
2011	10,625,000
2012	10,876,000
2013	11,535,000
2014	13,013,000
Thereafter	260,509,000

$314,423,000

During the year ended December 31, 2009, the Company made contract fee payments of $3.5 million.

Litigation

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the amount of any ultimate liability with respect to these actions will not materially affect the Company’s financial statements or results of operations.

9.	Subsequent events

On January 1, 2010, the Company entered into a demand promissory note (“Demand note”) with Centaurus in the amount of $20 million. The Demand note is to be paid in full on the earlier of (i) September 30, 2010, or (ii) the date on which Centaurus demands repayment. The interest shall be accrued at 10% per annum till the date of the payment of the Demand note.

Tres Palacios Gas Storage LLC

Notes to Financial Statements

December 31, 2009

9.	Subsequent events (continued)

On August 30, 2010, the Company entered into an amended agreement with Centaurus that extended the maturity of the Demand note to the earlier of (i) December 31, 2010, or (ii) the date on which Centaurus demands repayment. On August 31, 2010, the Company made a payment of approximately $5.5 million in connection with the Note agreement with Centaurus. This payment was the return of the debt service reserve account that was created at the inception of the Note.

On September 3, 2010, the Company entered into a Purchase and Sale Agreement with Inergy Midstream, LLC, a wholly-owned subsidiary of Inergy, L.P. whereby Inergy Midstream, LLC will acquire all of the equity interests in the Company for $725 million, plus reimbursement of certain capital expenditures and subject to customary net working capital adjustments.

On May 20, 2010, an assignment agreement was executed between the Company, Underground Services Markham LLC (“USM”) and MGS. Once 70% of the lessors agree, the salt storage rights will be assigned to the Company directly. In addition, with the agreement the Company gained access to an additional storage cavern (“Cavern 4”). USM will be required to continue leaching Cavern 4 and upon completion, will assign it to the Company. The Company will drill an additional well upon the above mentioned assignment and USM will leach the well, creating a potential future cavern if the Company elects to utilize for gas storage. The Company also now exclusively controls the ability to add caverns on to the facility and still retains a right to match the purchase of any future caverns created by USM on the entire Markham Dome.

Tres Palacios Gas Storage LLC

Unaudited Balance Sheet

June 30, 2010
ASSETS

Current assets
Cash	$862,516
Accounts receivable	4,675,207
Prepaid expenses and other	1,770,757

Total current assets	7,308,480

Restricted cash	6,585,574

Property, plant and equipment
Land	818,468
Plant and equipment, net	359,439,443

Total property, plant and equipment	360,257,911

Other asset
Deferred financing costs, net	4,340,540

Total assets	$378,492,505

LIABILITIES AND MEMBER’S EQUITY

Current liabilities
Accounts payable	$6,235,702
Deferred revenue, current portion	1,024,729
Note payable, current portion	16,500,000
Other current liabilities	216,807

Total current liabilities	23,977,238

Long-term liabilities
Deferred revenue, net of current portion	2,375,369
Note payable, net of current portion	126,305,000

Total long-term liabilities	128,680,369

Member’s equity
Contributed capital	220,250,000
Retained earnings	5,584,898

Total member’s equity	225,834,898

Total liabilities and member’s equity	$378,492,505

Tres Palacios Gas Storage LLC

Unaudited Statements of Operations

	For the six months ended
	June 30, 2010	June 30, 2009
Revenues
Storage of natural gas	$23,632,001	$10,543,212
Wheeling of natural gas and other	336,178	510,029

Total revenues	23,968,179	11,053,241

Operating expenses
Depreciation	4,181,685	4,086,878
Plant expenses	1,456,895	1,345,568
Lease Operating	4,164,810	756,042
General, administrative and other	2,719,462	3,189,252

Total operating expenses	12,522,852	9,377,740

Income from operations	11,445,327	1,675,501

Other income (expense)
Interest Income	7,269	27,240
Interest Expense	(4,370,558)	(4,561,691)
Loss on sale of Base Gas	(608,534)	(2,631,444)
Amortization of deferred financing costs	(486,486)	(486,486)

Total other expense, net	(5,458,309)	(7,652,381)

Net income (loss)	$5,987,018	$(5,976,880)

Tres Palacios Gas Storage LLC

Unaudited Statements of Cash Flows

	For the six months ended
	June 30, 2010	June 30, 2009
Cash flows from operating activities
Net income (loss)	$5,987,018	$(5,976,880)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,181,685	4,086,878
Amortization of deferred financing costs	486,486	486,486
Loss on sale of base gas	608,534	2,631,444
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Accounts receivable	2,152,914	(2,201,313)
Prepaid expenses and other	1,428,565	110,100
Accounts payable	(6,055,204)	(11,922,488)
Deferred revenue	(2,253,846)	3,115,238
Other current liabilities	37,001	(1,685,286)

Net cash provided by (used in) operating activities	6,573,153	(11,355,821)

Cash flows from investing activities
Capital expenditures	(25,342,653)	(18,044,241)
Proceeds from sale of plant and equipment	2,937,732	14,377,977
Security deposit	—	800,000
Restricted cash	(8,692)	(2,637,134)

Net cash used in investing activities	(22,413,613)	(5,503,398)

Cash flows from financing activities
Capital contributions	20,000,000	26,475,000
Principal payments of notes payable	(5,750,000)	(15,195,000)

Net cash provided by financing activities	14,250,000	11,280,000

Net decrease in cash	(1,590,460)	(5,579,219)

Cash, beginning of period	2,452,976	8,097,137

Cash, end of period	$862,516	$2,517,918

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$4,370,558	$4,561,691

Supplemental disclosures of non-cash financing and investing activities:
Payables related to capital expenditures	$2,197,746	$3,776,916

Tres Palacios Gas Storage LLC

Notes to Financial Statements

December 31, 2009

(b)	Pro forma financial information.

Throughout this report, when we use the terms “we” “us” “our company” or “Inergy, L.P.” we are referring either to Inergy, L.P., the registrant itself, or to Inergy, L.P. and its operating subsidiaries collectively, as the context requires.

Set forth below are our unaudited pro forma condensed combined financial statements as of June 30, 2010 and for the year ended September 30, 2009 and for the nine months ended June 30, 2010 which reflect the acquisition of Tres Palacios Gas Storage LLC (the “Tres Palacios Acquisition”) on September 3, 2010. The pro forma condensed combined balance sheet and pro forma condensed combined statement of operations for the nine months ended June 30, 2010 were derived from unaudited financial statements. The pro forma condensed combined statement of operations for the twelve months ended September 30, 2009 were derived from Inergy’s audited financial statements as of and for the year ended September 30, 2009 and the audited financial statements of Tres Palacios Gas Storage LLC as of and for the year ended December 31, 2009.

The unaudited pro forma condensed combined financial statements presented also give further effect to a contemplated merger between Inergy, LP and Inergy Holdings.

Inergy, L.P. (“Inergy”), Inergy GP, LLC, the managing general partner of Inergy (“Inergy GP”), Inergy Holdings, L.P. (“Holdings”), Inergy Holdings GP, LLC, the general partner of Holdings (“Holdings GP”), NRGP Limited Partner, LLC, a wholly owned subsidiary of Holdings GP (“New NRGP LP”), and NRGP MS, LLC, a wholly owned subsidiary of Holdings GP (“MergerCo”), have entered into the First Amended and Restated Agreement and Plan of Merger dated as of September 3, 2010 (the “merger agreement”) as part of a plan to simplify the capital structures of Inergy and Holdings. Through a number of steps, MergerCo will merge with and into Holdings, the separate existence of MergerCo will cease and Holdings will survive and continue to exist as a Delaware limited partnership (the “merger”). In connection with and immediately following consummation of the merger, Holdings GP will continue to be the sole general partner of Holdings, and Holdings GP and New NRGP LP will remain as the only holders of limited partner interests in Holdings. As a result of the transactions contemplated by the merger agreement, the outstanding common units representing limited partner interests in Holdings (the “Holdings common units”) and the IDRs in Inergy that Holdings owns will be cancelled.

In connection with the merger, Holdings will, as a component of the merger consideration, distribute to the holders of Holdings common units (the “Holdings unitholders”) 1,080,453 common units representing limited partner interests in Inergy (the “Inergy LP units”) that Holdings owns (the “Holdings LP units”). In addition, Holdings will (i) exchange with Inergy the incentive distribution rights in Inergy (the “IDRs”) owned by Holdings and (ii) contribute to Inergy all of Holdings’ ownership interests in IPCH Acquisition Corp. (“IPCH”), a wholly owned subsidiary of Holdings, and Inergy Partners, LLC (“Inergy Partners”), a direct and indirect wholly owned subsidiary of Holdings and the non-managing general partner of Inergy. The contribution and exchange described in (i) and (ii) above are collectively referred to as the “GP Exchange.” As consideration for the GP Exchange, Inergy (i) will deposit or cause to be deposited with an exchange agent, for the benefit of Holdings unitholders, approximately 35.1 million Inergy LP units (together with the Holdings LP units, the “New LP units”) and 11,568,560 Class B units in Inergy, (ii) will provide cash to be paid in lieu of any fractional New LP unit or Class B unit, as applicable, issuable upon exchange and (iii) has agreed to assume all of Holdings’ indebtedness under its credit agreements, of which approximately $26.0 million was outstanding as of August 30, 2010. Upon the GP Exchange, the IDRs will be cancelled and have no further force or effect, and the 789,202 Inergy LP units owned by IPCH and the 2,837,034 Inergy LP units and the approximate 0.7% economic general partner interest in Inergy owned by Inergy Partners will be converted into Class A units in Inergy of equivalent value. Class A units will not participate in the distributions or allocations from Inergy that are attributable to Inergy’s interests in IPCH and Inergy Partners and will have no voting rights.

Our unaudited pro forma condensed combined statement of operations for the year ended September 30, 2009 and the nine months ended June 30, 2010 reflect the Tres Palacios Acquisition and the contemplated merger as if they had occurred as of October 1, 2008 and October 1, 2009, respectively.

The results of operations presented below are pro forma for the Tres Palacios Acquisition and the contemplated merger only, and do not reflect the pro forma full year impact of other individually insignificant acquisitions we have completed. The other individually insignificant acquisitions were consummated on different dates and were accounted for under the purchase method of accounting from the date of the acquisition onward.

Our unaudited pro forma condensed combined balance sheet as of June 30, 2010 reflects the following transactions as if such transactions occurred as of June 30, 2010:

•

the closing of the acquisition of 100% of the partnership interests in Tres Palacios Gas Storage LLC (the “Tres Palacios Acquisition”) and related agreements for approximately $725 million on September 3, 2010;

•	borrowings of approximately $631.0 million under bridge loan financing and $100.0 million under existing lines of credit to fund a portion of the Tres Palacios Acquisition; and

•	the merger of Inergy, L.P. and Inergy Holdings, L.P.

Descriptions of the adjustments for the Tres Palacios Acquisition and the merger and related transactions are presented in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with our historical financial statements filed with the Securities and Exchange Commission. The pro forma condensed combined balance sheet and the pro forma condensed combined statement of operations were derived by adjusting historical financial statements based on currently available information and, therefore, the actual adjustments may materially differ from the pro forma adjustments. The acquisition of Tres Palacios Gas Storage LLC will be accounted for as an acquisition under the purchase method of accounting in accordance with Financial Accounting Standard Board (“FASB”) Accounting Standard Codification Subtopic 805-10 (“805-10”). The assets and liabilities of Tres Palacios Gas Storage LLC will be reflected at fair value. A final determination of the purchase accounting adjustments, including the allocation of the purchase price of the assets acquired and liabilities assumed based on their fair values, has not been made. Accordingly, the purchase accounting adjustments made in connection with the development of the following unaudited pro forma condensed combined financial statements are preliminary and have

Tres Palacios Gas Storage LLC

Notes to Financial Statements

December 31, 2009

been made solely for purposes of developing such unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not purport to present our financial position or results of operations had the Tres Palacios Acquisition actually been completed as of the dates indicated. Further, these unaudited pro forma condensed consolidated financial statements do not reflect the effects of any cost savings or other synergies that may be achieved as a result of this transaction, are based on assumptions that Inergy and Holdings believe are reasonable under the circumstances, and are intended for informational purposes only. Moreover, the statements do not project our financial position or results of operations for any future date or period.

Inergy, L.P.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2010

(in millions)

	Historical
	Inergy, L.P.	Tres Palacios Gas Storage LLC	Purchase Adjustments		Inergy, L.P. Pro Forma	Merger Adjustments		Inergy, L.P. As Further Adjusted

ASSETS
Current assets:
Cash	$5.4	0.9	(731.0)	(a)	—	0.2	(g)	$0.2
			731.0	(b)		(10.0)	(h)
			(18.6)	(f)		10.0	(h)
			12.3	(k)
Accounts receivable, net	105.8	4.7	(0.9)	(a)	109.6	—		109.6
Inventories	89.0	—	—		89.0	—		89.0
Prepaid expenses and other current assets	16.9	1.8	—		18.7	0.1	(g)	18.8
Assets from price risk management activities	22.7	—	—		22.7	—		22.7

Total current assets	239.8	7.4	(7.2)		240.0	0.3		240.3

Property, plant and equipment, net	1,302.0	360.3	30.9	(a)	1,693.2	—		1,693.2
Net intangible assets	334.7	—			334.7	—		334.7
Goodwill	463.5	—	339.4	(a)	802.9	20.2	(g)	823.1
Other	5.2	10.8	(9.9)	(a)	6.1	—		6.1

Total assets	$2,345.2	378.5	353.2		3,076.9	20.5		$3,097.4

LIABILITIES & PARTNER CAPITAL
Current liabilities:
Accounts payable	63.0	6.3	—		69.3	0.1	(g)	69.4
Accrued expenses	69.1	1.2	(0.5)	(a)	69.8	0.1	(g)	69.9
Customer deposits	29.4	—	—		29.4	—		29.4
Liabilities from price risk management activities	10.1	—	—		10.1	—		10.1
Current portion of long term debt	8.5	16.5	(16.5)	(a)	8.5	25.0	(g)	33.5

Total current liabilities	180.1	24.0	(17.0)		187.1	25.2		212.3

Long term debt, less current portion	1,266.2	126.3	(126.3)	(a)	2,009.5	2.9	(g)	2,022.4
			731.0	(b)		10.0	(h)
			12.3	(k)
Other long-term liabilities	0.9	2.4	(2.4)	(a)	0.9	—		0.9

Deferred tax liability, net	—	—	—		0.0	21.0	(g)	21.0

Controlling Partners’ capital / Members Equity	896.9	225.8	(225.8)	(a)	878.3	(10.0)	(h)	839.7
			(18.6)	(f)		(28.6)	(g)
Interest on non-controlling partners in ASC’s subsidiaries	1.1	—	—		1.1	—		1.1

Total partners’ capital	898.0	225.8	(244.4)		879.4	(38.6)		840.8

Total liabilities and partners’ capital	$2,345.2	378.5	353.2		3,076.9	20.5		$3,097.4

See accompanying notes to pro forma financial statements.

Inergy, L.P.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended September 30, 2009

(in millions)

	Historical
	Inergy, L.P.	Tres Palacios Gas Storage LLC	Purchase Adjustments		Inergy, L.P. Pro Forma	Merger Adjustments		Inergy, L.P. As Further Adjusted

Revenue	$1,570.6	41.4	(0.5)	(c)	1,611.5	—		$1,611.5

	1,570.6	41.4	(0.5)		1,611.5	—		1,611.5
Cost of product sold	996.9	0.0	—		996.9	—		996.9

Gross profit	573.7	41.4	(0.5)		614.6	—		614.6

Expenses (income):
Operating and administrative	279.6	13.2	(2.5)	(c)	290.3	0.9	(g)	291.2
Depreciation and amortization	115.8	8.0	20.9	(d)	144.7	—		144.7
Loss on disposal of assets	5.2	2.2	—		7.4	—		7.4

Operating income	173.1	18.0	(18.9)		172.2	(0.9)		171.3

Other income (expense)
Interest expense	(69.7)	(9.3)	(44.6)	(e)	(123.6)	(0.8)	(g)	(124.4)
Other	0.1	—	—		0.1	—		0.1

Income (loss) before gain on issuance of units in Inergy, L.P. and income taxes	103.5	8.7	(63.5)		48.7	(1.7)		47.0

Provision for income tax	(0.7)	0.0	—		(0.7)	(1.0)	(g)	(1.7)

Net income (loss)	102.8	8.7	(63.5)		48.0	(2.7)		45.3

Net income attributable of non-controlling partners in ASC’s consolidated net income	(1.4)	0.0	—		(1.4)	—		(1.4)

Net income attributable to partners	$101.4	8.7	(63.5)		46.6	(2.7)		$43.9

Net income per limited partner unit
Basic	$0.93				$(0.08)			$0.51
Diluted	$0.93				$(0.08)			$0.45
Weighted average limited partners’ units outstanding (in thousands)
Basic	54,036				54,036			85,509	(i)
Dilutive units	27				27			11,596	(j)

Diluted	54,063				54,063			97,105

See accompanying notes to pro forma financial statements.

Inergy, L.P.

Unaudited Pro Forma Condensed Combined Income Statement

For the Nine Months Ended June 30, 2010

(in millions)

	Historical
	Inergy, L.P.	Tres Palacios Gas Storage LLC	Purchase Adjustments		Inergy, L.P. Pro Forma	Merger Adjustments		Inergy, L.P. As Further Adjusted

Revenue	$1,484.4	40.4	(0.4)	(c)	1,524.4	—		$1,524.4

	1,484.4	40.4	(0.4)		1,524.4	—		1,524.4
Cost of product sold	965.0	0.0			965.0	—		965.0

Gross profit	519.4	40.4	(0.4)		559.4	—		559.4

Expenses (income):
Operating and administrative	230.2	12.9	(0.6)	(c)	242.5	1.0	(g)	243.5
Depreciation and amortization	117.7	6.1	15.4	(d)	139.2	—		139.2
Loss on disposal of assets	5.8	0.1	—		5.9	—		5.9

Operating income	165.7	21.3	(15.2)		171.8	(1.0)		170.8

Other income (expense)
Interest expense	(66.9)	(6.8)	(33.9)	(e)	(107.6)	(0.7)	(g)	(108.3)
Other	0.9	0.0			0.9	—		0.9

Income (loss) before gain on issuance of units in Inergy, L.P. and income taxes	99.7	14.5	(49.1)		65.1	(1.7)		63.4

Provision for income tax	0.0	0.0	—		0.0	(0.3)	(g)	(0.3)

Net income (loss)	99.7	14.5	(49.1)		65.1	(2.0)		63.1

Net income attributable of non-controlling partners in ASC’s consolidated net (income) loss	(0.7)	—	—		(0.7)	—		(0.7)

Net income attributable to partners	$99.0	14.5	(49.1)		64.4	(2.0)		$62.4

Net income per limited partner unit
Basic	$0.75				$0.20			$0.66
Diluted	$0.75				$0.20			$0.59
Weighted average limited partners’ units outstanding (in thousands)
Basic	63,294				63,294			94,767	(i)
Dilutive units	38				38			11,607	(j)

Diluted	63,332				63,332			106,374

See accompanying notes to pro forma financial statements.

Inergy, L.P.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Pro forma adjustments

(a)	Reflects the total purchase price for Inergy Midstream, LLC’s acquisition of 100% of the partnership interests in Tres Palacios Gas Storage, LLC (the “Tres Palacios Acquisition”) of $725 million, calculated as follows (in millions):

Aggregate cash purchase price to seller	$725.0
Direct acquisition costs	6.0

Total Tres Palacios Purchase Price	$731.0

Our preliminary allocation of the total consideration for the Tres Palacios Acquisition as follows (in millions):

	Historical Net Book Value	Assets and Liabilities not Acquired	Historical Net Book Value of Acquired Assets and Liabilities	Adjustment	Preliminary Fair Value
Current assets	7.3	(0.9)	6.4	0.0	6.4
Property, plant and equipment	360.3	0.0	360.3	30.9	391.2
Other assets	10.9	(9.9)	1.0	0.0	1.0
Goodwill	0.0	0.0	0.0	339.4	339.4
Current liabilities	(24.0)	17.0	(7.0)	0.0	(7.0)
Long term debt, less current portion	(126.3)	126.3	0.0	0.0	0.0
Other long term liabilities	(2.4)	2.4	0.0	0.0	0.0

Total Tres Palacios Acquisition purchase price	225.8	134.9	360.7	370.3	731.0

Adjustments for assets and liabilities not acquired reflect the elimination of certain current and noncurrent balances of $134.9 million pursuant to our purchase agreement. This includes an adjustment for certain accounts receivable, other assets, current liabilities, long term debt, and other long term liabilities that will not be acquired as a condition of the relating purchase and sale agreement between TP Gas Holding LLC and Inergy Midstream, LLC.

The acquisition of Tres Palacios Gas Storage LLC (“Tres Palacios”) will be accounted for as an acquisition under the acquisition method of accounting in accordance with FASB Accounting Standard Codification Subtopic 805-10. The assets and liabilities of Tres Palacios will be reflected at fair value. A final determination of the purchase accounting adjustments, including the allocation of the purchase price of the assets acquired and liabilities assumed based on their fair values, has not been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed combined financial statements are preliminary and have been made solely for purposes of developing such unaudited pro forma condensed combined financial statements.

(b)	Reflects borrowings of $631.0 million under our bridge loan facility and borrowings of $100.0 million under our existing lines of credit.

(c)	Reflects removal of certain revenues or expenses related to agreements that will be canceled as part of the purchase and sale agreement between TP Gas Holding LLC and Inergy Midstream, LLC.

Inergy, L.P.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(d)	Reflects pro forma adjustment of Tres Palacios Gas Storage Company LLC depreciation, depletion, and amortization expense as follows (in millions):

	September 30, 2009	June 30, 2010
Eliminate the historical expense	(8.0)	(6.3)
Pro forma expense	28.9	21.7

Pro forma adjustment to expense	20.9	15.4

(e)	Reflects pro forma adjustment of Tres Palacios Gas Storage Company LLC interest expense as follows (in millions):

	September 30, 2009	June 30, 2010
Eliminate the historical interest expense	(9.3)	(6.6)
Pro forma interest expense	53.9	40.5

Pro forma adjustment to interest expense	44.6	33.9

(f)	Reflects estimated non-recurring fees associated with borrowings on the bridge loan.

(g)	Reflects the inclusion of certain items exclusively related to the operations of Inergy Holdings. These include professional fees, insurance, interest on debt and taxes associated with the ownership of IPCH Acquisition Corporation, as well as their related balance sheet accounts, including goodwill.

(h)	Reflects the amounts borrowed for, and the payment of, the estimated incremental costs associated with completing the merger including the payment of legal fees, opinion fees and other professional fees and expenses.

(i)	The Partnership’s pro forma basic weighted average number of LP units outstanding was calculated as follows (in thousands):

	Year Ended September 30, 2009	Nine Months Ended June 30, 2010
Basic weighted average number of Inergy units outstanding—as reported	54,036	63,294
Inergy units issued in exchange for Holdings units (net of 790 units and 2,837 units held by IPCH and Inergy Partners, respectively, converted into Class A units)	31,473	31,473

Pro Forma basic weighted average number of Inergy units outstanding	85,509	94,767

(j)	The Partnership’s pro forma diluted weighted average number of LP units outstanding was calculated as follows:

	Year Ended September 30, 2009	Nine Months Ended June 30, 2010
Diluted weighted average number of Inergy units outstanding—as reported	54,063	63,332
Inergy units issued in exchange for Holdings units (net of 790 units and 2,837 units held by IPCH and Inergy Partners, respectively, converted into Class A units)	31,473	31,473
Class B units issued	11,569	11,569

Pro Forma diluted weighted average number of Inergy units outstanding	97,105	106,374

Inergy, L.P.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(k)	To finance the non-recurring chares to obtain the bridge financing.

(d)	Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as September 3, 2010, between TP Gas Holding LLC and Inergy Midstream, LLC

23.1	Consent of Rothstein, Kass & Company, P.C.

99.1	Inergy, L.P. and Inergy Holdings, L.P. Press Release dated September 7, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY HOLDINGS, L.P.

	By:	INERGY HOLDINGS GP, LLC, Its General Partner

Date: September 7, 2010	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger
Senior Vice President – General Counsel